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                                                                    Exhibit 23.2
                                                                    ------------



                         CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8) of Analog Devices, Inc. pertaining to the Analog Devices, Inc. 1992 Employee Stock Purchase Plan of our report dated December 1, 1998, with respect to the consolidated financial statements of Analog Devices, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 1998, and our report dated January 22, 1999 with respect to the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                                        ERNST & YOUNG LLP

                                                        /s/ Ernst & Young LLP

Boston, Massachusetts
May 26, 1999